J2 Global Reports Second Quarter 2019 Results

Achieves Record Second Quarter Revenues

LOS ANGELES -- J2 Global, Inc. (NASDAQ: JCOM) today reported financial results for the second quarter ended June 30, 2019.

“We recently celebrated the 20th anniversary of J2’s IPO which gave us a moment to reflect on a remarkable 23 consecutive years of revenue growth,” said Vivek Shah, CEO of J2 Global. “I want to congratulate all J2 employees, past and present, on a terrific milestone. In addition, I am pleased with the double-digit revenue and EBITDA growth achieved in the second quarter while continuing our strong free cash flow conversion.”

SECOND QUARTER 2019 RESULTS

Q2 2019 quarterly revenues increased 12.0% to a second quarter record of $322.4 million compared to $287.9 million for Q2 2018.

Net cash provided by operating activities decreased to $95.4 million compared to $102.4 million for Q2 2018. This decrease was driven by payments of certain contingent consideration obligations which impacted net cash provided by operating activities by $8.7 million associated with our Media segment and additional tax payments of $4.5 million in comparison to the prior comparable period. Q2 2019 free cash flow(1) decreased 1.4% to $85.8 million compared to $87.0 million for Q2 2018 before the effects of payments associated with certain contingent consideration associated with our Media segment.

GAAP earnings per diluted share(2) increased 15.8% to $0.66 in Q2 2019 compared to $0.57 for Q2 2018.

Adjusted non-GAAP earnings per diluted share(2)(3) for the quarter increased 6.7% to $1.60 compared to $1.50 for Q2 2018.

GAAP net income increased by 14.4% to $32.6 million compared to $28.5 million for Q2 2018.

Quarterly Adjusted EBITDA(4) increased 10.3% to $125.2 million compared to $113.5 million for Q2 2018.

J2 ended the quarter with approximately $259 million in cash and investments after deploying approximately $242 million during the quarter for acquisitions and J2’s dividend.

Key financial results for Q2 2019 versus Q2 2018 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q2 2019	Q2 2018	% Change
Revenues
Cloud Services	$169.1 million	$150.3 million	12.5%
Digital Media	$153.3 million	$137.6 million	11.4%
Total Revenue:	$322.4 million	$287.9 million	12.0%
Operating Income	$56.6 million	$54.4 million	4.1%
Net Cash Provided by Operating Activities	$95.4 million	$102.4 million	(6.8)%
Free Cash Flow (1)	$85.8 million	$87.0 million	(1.4)%
GAAP Earnings per Diluted Share (2)	$0.66	$0.57	15.8%
Adjusted Non-GAAP Earnings per Diluted Share (2) (3)	$1.60	$1.50	6.7%
GAAP Net Income	$32.6 million	$28.5 million	14.4%
Adjusted Non-GAAP Net Income	$77.7 million	$73.7 million	5.4%
Adjusted EBITDA (4)	$125.2 million	$113.5 million	10.3%
Adjusted EBITDA Margin (4)	38.8%	39.4%	(0.6)%

BUSINESS OUTLOOK

For fiscal 2019, the Company reaffirms its previously revised estimates that it will achieve revenues between $1.33 billion and $1.37 billion and Adjusted EBITDA between $540 million and $556 million. In addition, the Company is reaffirming its previously revised estimates that it will achieve Adjusted non-GAAP earnings per diluted share of between $6.95 and $7.15.

Adjusted non-GAAP earnings per diluted share for 2019 excludes share-based compensation of between $23 million and $27 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the non-GAAP effective tax rate for 2019 (exclusive of the release of reserves for uncertain tax positions) will be between 20.5% and 22.5%.

The Company has not reconciled the Adjusted non-GAAP earnings per diluted share and tax rate guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to costs related to acquisitions and taxation, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable and significant impact on our future GAAP financial results.

Notes:

(1)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(2)
The estimated GAAP effective tax rates were approximately 28.1% for Q2 2019 and 18.3% for Q2 2018. The estimated Adjusted non-GAAP effective tax rates were approximately 21.0% for Q2 2019 and 18.5% for Q2 2018.

(3)
Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the three months ended June 30, 2019 and 2018 totaled $0.94 and $0.93 per diluted share, respectively.

(4)
Adjusted EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted non-GAAP EPS, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

About J2 Global

J2 Global, Inc. (NASDAQ: JCOM) is a leading internet information and services company consisting of a portfolio of brands including IGN, Mashable, Humble Bundle, Speedtest, PCMag, Offers.com, Everyday Health and What To Expect in its Digital Media business and eFax, eVoice, Campaigner, Vipre, KeepItSafe and Livedrive in its Cloud Services business. J2 reaches over 180 million people per month across its brands. As of December 31, 2018, J2 had achieved 23 consecutive fiscal years of revenue growth. For more information about J2, please visit www.J2global.com.
Contact:
Scott Turicchi
J2 Global, Inc.
800-577-1790
press@J2.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2019 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow non-fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in J2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting J2 Global, refer to the 2018 Annual Report on Form 10-K filed by J2 Global on March 1, 2019, and the other reports filed by J2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote and in the “Business Outlook” portion regarding the Company’s expected fiscal 2019 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this release.

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	June 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$155,476	$209,474
Accounts receivable, net of allowances of $11,747 and $10,422, respectively	174,142	221,615
Prepaid expenses and other current assets	35,717	29,242
Total current assets	365,335	460,331
Long-term investments	104,002	83,828
Property and equipment, net	110,697	98,813
Operating lease right-of-use assets	66,922	—
Goodwill	1,589,704	1,380,376
Other purchased intangibles, net	561,592	526,468
Other assets	11,680	11,014
TOTAL ASSETS	$2,809,932	$2,560,830

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$204,692	$166,521
Income taxes payable, current	9,775	12,915
Deferred revenue, current	147,915	127,568
Operating lease liabilities, current	18,066	—
Other current liabilities	7,265	318
Total current liabilities	387,713	307,322
Long-term debt	1,119,438	1,013,129
Deferred revenue, noncurrent	15,508	13,200
Operating lease liabilities, noncurrent	53,079	—
Income taxes payable, noncurrent	11,675	11,675
Liability for uncertain tax positions	49,148	59,644
Deferred income taxes, noncurrent	81,550	69,048
Other long-term liabilities	19,723	51,068
TOTAL LIABILITIES	1,737,834	1,525,086
Commitments and contingencies	—	—
Preferred stock	—	—
Common stock	478	481
Additional paid-in capital	365,687	354,210
Treasury stock	—	(42,543)
Retained earnings	752,040	769,575
Accumulated other comprehensive loss	(46,107)	(45,979)
TOTAL STOCKHOLDERS’ EQUITY	1,072,098	1,035,744
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,809,932	$2,560,830

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Total revenues	$322,432	$287,889	$622,325	$568,512

Cost of revenues (1)	60,266	47,749	111,279	95,894
Gross profit	262,166	240,140	511,046	472,618

Operating expenses:
Sales and marketing (1)	88,446	83,171	175,326	169,482
Research, development and engineering (1)	11,938	11,252	24,922	23,462
General and administrative (1)	105,168	91,334	203,322	179,133
Total operating expenses	205,552	185,757	403,570	372,077
Income from operations	56,614	54,383	107,476	100,541
Interest expense, net	17,335	15,502	33,354	31,254
Other (income) expense, net	(377)	394	1,838	4,912
Income before income taxes and net (income) loss in earnings of equity method investment	39,656	38,487	72,284	64,375
Income tax expense	11,148	7,037	10,853	14,055
Net (income) loss in earnings of equity method investment	(4,081)	2,971	(3,607)	2,971
Net income	$32,589	$28,479	$65,038	$47,349

Basic net income per common share:
Net income attributable to J2 Global, Inc. common shareholders	$0.67	$0.59	$1.35	$0.98

Diluted net income per common share:
Net income attributable to J2 Global, Inc. common shareholders	$0.66	$0.57	$1.32	$0.95

Basic weighted average shares outstanding	47,727,786	47,951,326	47,644,729	47,912,383
Diluted weighted average shares outstanding	49,102,879	49,218,521	48,806,492	48,962,835

(1) Includes share-based compensation expense as follows:
Cost of revenues	$131	$129	$263	$250
Sales and marketing	389	467	793	832
Research, development and engineering	361	355	719	788
General and administrative	5,981	6,116	10,173	11,617
Total	$6,862	$7,067	$11,948	$13,487

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$65,038	$47,349
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	106,212	86,475
Amortization of financing costs and discounts	5,995	5,749
Amortization of operating lease assets	9,038	—
Share-based compensation	11,948	13,487
Provision for doubtful accounts	5,686	8,729
Deferred income taxes, net	3,908	453
Changes in fair value of contingent consideration	8,475	9,900
(Income) loss on equity investments	(4,765)	7,614
Decrease (increase) in:
Accounts receivable	42,930	50,306
Prepaid expenses and other current assets	(3,277)	649
Other assets	(1,233)	2,252
Increase (decrease) in:
Accounts payable and accrued expenses	(12,452)	(30,296)
Income taxes payable	(3,810)	(2,436)
Deferred revenue	(3,292)	4,637
Operating lease liabilities	(8,833)	—
Liability for uncertain tax positions	(10,811)	2,440
Other long-term liabilities	1,454	(1,015)
Net cash provided by operating activities	212,211	206,293
Cash flows from investing activities:
Purchases of equity method investment	(14,668)	(21,684)
Purchases of available-for-sale investments	—	(500)
Purchases of property and equipment	(30,791)	(28,558)
Acquisition of businesses, net of cash received	(266,000)	(103,202)
Purchases of intangible assets	—	(183)
Net cash used in investing activities	(311,459)	(154,127)
Cash flows from financing activities:
Proceeds from line of credit	100,000	—
Repurchase of common stock	(3,807)	(3,356)
Issuance of stock, net of costs	7,269	1,475
Dividends paid	(43,507)	(39,897)
Deferred payments for acquisitions	(14,269)	(1,308)
Other	(887)	(138)
Net cash provided by (used in) financing activities	44,799	(43,224)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	451	(2,120)
Net change in cash, cash equivalents and restricted cash	(53,998)	6,822
Cash, cash equivalents and restricted cash at beginning of period	209,474	350,945
Cash, cash equivalents and restricted cash at end of period	$155,476	$357,767

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; and (7) elimination of dilutive effect of the convertible debt.

	Three Months Ended June 30,
	2019	Per Diluted Share *	2018	Per Diluted Share *
Net income	$32,589	$0.66	$28,479	$0.57
Plus:
Share based compensation (1)	6,266	0.13	4,351	0.09
Acquisition related integration costs (2)	3,245	0.07	7,301	0.15
Interest costs (3)	2,438	0.05	991	0.02
Amortization (4)	35,938	0.75	29,302	0.61
Investments (5)	(4,081)	(0.08)	3,257	0.07
Tax expense from prior years (6)	1,335	0.03	—	—
Convertible debt dilution (7)	—	0.02	—	0.01
Adjusted non-GAAP net income	$77,730	$1.60	$73,681	$1.50
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

	Six Months Ended June 30,
	2019	Per Diluted Share *	2018	Per Diluted Share *
Net income	$65,038	$1.32	$47,349	$0.95
Plus:
Share based compensation (1)	9,553	0.20	9,287	0.19
Acquisition related integration costs (2)	7,620	0.16	13,179	0.27
Interest costs (3)	3,735	0.08	2,603	0.05
Amortization (4)	61,441	1.29	55,671	1.16
Investments (5)	(3,607)	(0.07)	5,376	0.11
Tax expense from prior years (6)	2,345	0.05	—	—
Convertible debt dilution (7)	—	0.03	—	0.02
Adjusted non-GAAP net income	$146,125	$3.00	$133,465	$2.71
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2019 AND 2018
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; and (7) elimination of dilutive effect of the convertible debt.

	Three Months Ended June 30,
	2019	2018
Cost of revenues	$60,266	$47,749
Plus:
Share based compensation (1)	(131)	(129)
Acquisition related integration costs (2)	(55)	(43)
Amortization (4)	(461)	(546)
Adjusted non-GAAP cost of revenues	$59,619	$47,031

Sales and marketing	$88,446	$83,171
Plus:
Share based compensation (1)	(389)	(467)
Acquisition related integration costs (2)	154	(484)
Adjusted non-GAAP sales and marketing	$88,211	$82,220

Research, development and engineering	$11,938	$11,252
Plus:
Share based compensation (1)	(361)	(355)
Acquisition related integration costs (2)	—	(178)
Adjusted non-GAAP research, development and engineering	$11,577	$10,719

General and administrative	$105,168	$91,334
Plus:
Share based compensation (1)	(5,981)	(6,116)
Acquisition related integration costs (2)	(4,794)	(7,487)
Amortization (4)	(44,493)	(33,717)
Adjusted non-GAAP general and administrative	$49,900	$44,014

Interest expense, net	$17,335	$15,502
Plus:
Acquisition related integration costs (2)	—	(23)
Interest costs (3)	(2,276)	(2,148)
Adjusted non-GAAP interest expense, net	$15,059	$13,331

Other (income) expense, net	$(377)	$394
Plus:
Investments (5)	—	(199)
Adjusted non-GAAP other (income) expense, net	$(377)	$195

Continued from previous page

Income tax provision	$11,148	$7,037
Plus:
Share based compensation (1)	596	2,716
Acquisition related integration costs (2)	1,450	914
Interest costs (3)	(162)	1,157
Amortization (4)	9,016	4,961
Investments (5)	—	(87)
Tax benefit from prior years (6)	(1,335)	—
Adjusted non-GAAP income tax provision	$20,713	$16,698

Net (income) loss in earnings of equity method investment	$(4,081)	$2,971
Plus:
Investments (5)	4,081	(2,971)
Adjusted non-GAAP net (income) loss in earnings of equity method investment	$—	$—

Total adjustments	$(45,141)	$(45,202)

GAAP earnings per diluted share	$0.66	$0.57
Adjustments *	$0.94	$0.93
Adjusted non-GAAP earnings per diluted share	$1.60	$1.50
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; and (7) elimination of dilutive effect of the convertible debt.

	Six Months Ended June 30,
	2019	2018
Cost of revenues	$111,279	$95,894
Plus:
Share based compensation (1)	(263)	(250)
Acquisition related integration costs (2)	(55)	(43)
Amortization (4)	(983)	(1,140)
Adjusted non-GAAP cost of revenues	$109,978	$94,461

Sales and marketing	$175,326	$169,482
Plus:
Share based compensation (1)	(793)	(832)
Acquisition related integration costs (2)	276	(924)
Adjusted non-GAAP sales and marketing	$174,809	$167,726

Research, development and engineering	$24,922	$23,462
Plus:
Share based compensation (1)	(719)	(788)
Acquisition related integration costs (2)	—	(275)
Adjusted non-GAAP research, development and engineering	$24,203	$22,399

General and administrative	$203,322	$179,133
Plus:
Share based compensation (1)	(10,173)	(11,617)
Acquisition related integration costs (2)	(10,280)	(14,423)
Amortization (4)	(81,813)	(66,867)
Tax expense from prior years (6)	(3,373)	—
Adjusted non-GAAP general and administrative	$97,683	$86,226

Interest expense, net	$33,354	$31,254
Plus:
Acquisition related integration costs (2)	27	(45)
Interest costs (3)	(4,519)	(4,265)
Adjusted non-GAAP interest expense, net	$28,862	$26,944

Other expense, net	$1,838	$4,912
Plus:
Investments (5)	—	(2,900)
Adjusted non-GAAP other expense, net	$1,838	$2,012

Continued from previous page

Income tax provision	$10,853	$14,055
Plus:
Share based compensation (1)	2,395	4,200
Acquisition related integration costs (2)	2,412	2,531
Interest costs (3)	784	1,662
Amortization (4)	21,355	12,336
Investments (5)	—	495
Tax expense from prior years (6)	1,028	—
Adjusted non-GAAP income tax provision	$38,827	$35,279

Net (income) loss in earnings of equity method investment	$(3,607)	$2,971
Plus:
Investments (5)	3,607	(2,971)
Adjusted non-GAAP net (income) loss in earnings of equity method investment	$—	$—

Total adjustments	$(81,087)	$(86,116)

GAAP earnings per diluted share	$1.32	$0.95
Adjustments *	$1.69	$1.76
Adjusted non-GAAP earnings per diluted share	$3.00	$2.71
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP Net Income, and Adjusted non-GAAP Diluted EPS (collectively the “Non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Acquisition Related Integration Costs. The Company excludes certain acquisition and related integration costs such as adjustments to contingent consideration, severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Interest Costs. In June 2014, the Company issued $402.5 million aggregate principal amount of 3.25% convertible senior notes.  In accordance with GAAP, the Company separately accounts for the value of the liability and equity features of its outstanding convertible senior notes in a manner that reflects the Company’s non-convertible debt borrowing rate. The value of the conversion feature, reflected as a debt discount, is amortized to interest expense over time. Accordingly, the Company recognizes imputed interest expense on its convertible senior notes of approximately 5.8% in its income statement. The Company excludes the difference between the imputed interest expense and the coupon interest expense of 3.25% because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. The Company has determined excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Change in Value on Investments. The Company excludes the change in value on its equity investments. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(6) Tax Expense/Benefit from Prior Years. The Company excludes certain income tax-related items in respect of income tax audit settlements and their related FIN 48 accrual reversals. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(7) Convertible Debt Dilution. The Company excludes convertible debt dilution from diluted EPS. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest Expense, Adjusted non-GAAP Other (Income) Expense, Adjusted non-GAAP Income Tax Provision, Adjusted non-GAAP Net (Income) Loss in Equity Method Investment and Adjusted non-GAAP Net Income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

J2 GLOBAL, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$32,589	$28,479	$65,038	$47,349
Plus:
Interest expense, net	17,335	15,502	33,354	31,254
Other (income) expense, net	(377)	394	1,838	4,912
Income tax expense	11,148	7,037	10,853	14,055
Depreciation and amortization	57,003	43,857	106,212	86,475
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation and the associated payroll tax expense	6,862	7,067	11,948	13,487
Acquisition-related integration costs	4,695	8,192	10,059	15,665
Investments	(4,081)	2,971	(3,607)	2,971
Additional indirect tax expense from prior years	—	—	3,373	—

Adjusted EBITDA	$125,174	$113,499	$239,068	$216,168

Adjusted EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs (3) change in value on investments and (4) additional indirect tax expense from prior years. We disclose Adjusted EBITDA as a supplemental Non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from Non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2019
Net cash provided by operating activities	$116,854	$95,357	$—	$—	$212,211
Less: Purchases of property and equipment	(12,531)	(18,260)	—	—	(30,791)
Add: Contingent consideration*	—	8,698	—	—	8,698
Free cash flows	$104,323	$85,795	$—	$—	$190,118

* Free Cash Flows of $85.8 million for Q2 2019 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.

	Q1	Q2	Q3	Q4	YTD
2018
Net cash provided by operating activities	$103,910	$102,383	$87,823	$107,209	$401,325
Less: Purchases of property and equipment	(13,165)	(15,393)	(16,370)	(11,451)	(56,379)
Free cash flows	$90,745	$86,990	$71,453	$95,758	$344,946

The Company discloses free cash flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free cash flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2019
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$169,132	$153,298	$2	$322,432

Gross profit
GAAP gross profit	$132,534	$129,630	$2	$262,166
Non-GAAP adjustments:
Share-based compensation	128	3	—	131
Acquisition related integration costs	55	—	—	55
Amortization	461	—	—	461
Adjusted non-GAAP gross profit	$133,178	$129,633	$2	$262,813

Operating profit
GAAP operating profit	$62,408	$1,471	$(7,265)	$56,614
Non-GAAP adjustments:
Share-based compensation	1,367	1,388	4,107	6,862
Acquisition related integration costs	894	3,801	—	4,695
Amortization	17,702	26,638	614	44,954
Adjusted non-GAAP operating profit	$82,371	$33,298	$(2,544)	$113,125

Depreciation	2,789	9,260	—	12,049
Adjusted EBITDA	$85,160	$42,558	$(2,544)	$125,174

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: The table above is impacted by certain expenses associated with the Corporate entity that were allocated to the Cloud Services business and the Digital Media business as these costs are shared costs incurred by the Corporate entity. As a result, expenses were allocated from Corporate to Cloud Services and Digital Media in the amount of $2.3 million and $2.5 million, respectively.

The effect noted above reduces Adjusted EBITDA for Cloud Services and Digital Media by $2.3 million and $2.5 million, respectively.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2018
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$150,297	$137,591	$1	$287,889

Gross profit
GAAP gross profit	$119,617	$120,522	$1	$240,140
Non-GAAP adjustments:
Share-based compensation	128	1	—	129
Acquisition related integration costs	—	43	—	43
Amortization	546	—	—	546
Adjusted non-GAAP gross profit	$120,291	$120,566	$1	$240,858

Operating profit
GAAP operating profit	$58,182	$3,213	$(7,012)	$54,383
Non-GAAP adjustments:
Share-based compensation	1,780	1,196	4,091	7,067
Acquisition related integration costs	840	7,352	—	8,192
Amortization	12,363	20,911	989	34,263
Adjusted non-GAAP operating profit	$73,165	$32,672	$(1,932)	$103,905

Depreciation	2,449	7,145	—	9,594
Adjusted EBITDA	$75,614	$39,817	$(1,932)	$113,499

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: The table above is impacted by certain expenses associated with the Corporate entity that were allocated to the Cloud Services business and Digital Media business as these costs are shared costs incurred by the Corporate entity. As a result, expenses were allocated from Corporate to Cloud Services and Digital Media in the amount of $1.2 million and $1.2 million, respectively.

The effects noted above reduce Adjusted EBITDA for Cloud Services and Digital Media by $1.2 million and $1.2 million, respectively.